UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2010

TRANSATLANTIC PETROLEUM LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-31643	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5910 N. Central Expressway, Suite 1755 Dallas, Texas		75206
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 28, 2010, Viking International Limited (“Viking”), a wholly owned subsidiary of TransAtlantic Petroleum Ltd. (the “Company”), entered into a Loan and Security Agreement (the “Loan Agreement”) with Dalea Partners, LP (“Dalea”). N. Malone Mitchell, 3rd, chairman of the board of directors of the Company, and his wife own 100% of Dalea. Viking intends to use the proceeds of loans under the Loan Agreement to fund the purchase of equipment and for general corporate purposes.

Pursuant to the Loan Agreement, Viking may request advances from Dalea of up to $30,000,000 until December 31, 2010. The initial advance under the Loan Agreement was limited to $18,500,000 and was secured by (i) any and all equipment named therein, and (ii) proceeds of the equipment and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing. Further advances must be evidenced by a note and secured by an additional line of equipment that is acceptable to Dalea. Dalea is not obligated to make any further advances under the Loan Agreement. The advances will be denominated in U.S. Dollars and shall be in multiples of $100,000.

Amounts due under the Loan Agreement shall accrue interest at the rate of 10% per annum. In addition, Viking is required to pay monthly principal payments in the amount of $833,333.33, together with a payment of all accrued interest monthly in arrears on the last day of each month beginning October 31, 2010. Viking may prepay the amounts due under the Loan Agreement at any time before maturity without premium or penalty.

The aggregate unpaid principal amount under the Loan Agreement, together with all accrued but unpaid interest and any other costs, expenses or charges under the Loan Agreement are due and payable by Viking to Dalea immediately upon the earlier of (i) December 31, 2010, and (ii) the occurrence of an event of default. Events of default include, but are not limited to, payment defaults, defaults in the performance of covenants under the Loan Agreement or collateral documents, material misrepresentations by Viking, the insolvency or bankruptcy of Viking, cross default to other indebtedness and the occurrence of a material adverse effect. If an event of default occurs and is continuing, Dalea may (i) declare the amounts due under the Loan Agreement and collateral documents to be accelerated and immediately due and payable, or (ii) take immediate possession of any collateral in satisfaction for the amounts due under the Loan Agreement and collateral documents. Following an event of default and the acceleration of indebtedness, the amounts due under the Loan Agreement will accrue interest at a rate of fifteen percent (15%) per annum.

The Loan Agreement contains certain covenants that will limit the ability of Viking to, among other things, (i) create, incur, assume or suffer to exist any indebtedness (other than the Loan Agreement, indebtedness outstanding on the date of the Loan Agreement or, without the prior written consent of Dalea, unsecured indebtedness that exceeds $500,000 in aggregate principal amount at any time), (ii) create, incur, assume or suffer to exist any liens on the collateral, (iii) merge, dissolve, liquidate consolidate with or into another person or dispose of all or substantially all of Viking’s assets, (iv) engage in any business outside the ordinary course of the business in which Viking is currently engaged, or (v) use the proceeds of any loan for purposes other than as described in the advance request.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the Loan Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

On June 28, 2010, Viking borrowed $18,500,000 from Dalea pursuant to the Loan Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Loan Agreement, dated June 28, 2010, by and between Dalea Partners, LP and Viking International Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2010
TRANSATLANTIC PETROLEUM LTD.

	By:	/S/ JEFFREY S. MECOM
Jeffrey S. Mecom
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Loan Agreement, dated June 28, 2010, by and between Dalea Partners, LP and Viking International Limited.

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